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                                                                      EXHIBIT 5


                                  LAW OFFICES
                        MITCHELL SILBERBERG & KNUPP LLP
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683
                                 (310) 312-2000
                              FAX: (310) 312-3100

     ANDREW E. KATZ                                      FILE NO: 27426-39
PROFESSIONAL CORPORATION                                 DOC NO:
  CORPORATE DEPARTMENT                              E-MAIL ADDRESS: aek@msk.com
TELEPHONE: 310-312-3738
   FAX: 310-231-8408

                                 June 11, 2003


VIA EDGAR


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

                  Re:   WESTCORP
                        Registration Statement Filed on Form S-3

Dear Ladies and Gentlemen:

                  We are counsel for Westcorp (the "Company") in connection with the proposed offering of 5,070,000 shares of Common Stock of the Company (the "Securities") which are to be registered for sale, pursuant to the accompanying Form S-3 Registration Statement (the "Registration Statement").

                  In our capacity as counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

                  Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

                  The Securities have been duly authorized, and when delivered to and paid for by the underwriters described in the Registration Statement



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MITCHELL SILBERBERG & KNUPP LLP


Securities and Exchange Commission
June 11, 2003
Page 2



will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                                       Very truly yours,


                                            /s/ Mitchell Silberberg & Knupp LLP
                                            -----------------------------------
                                               MITCHELL SILBERBERG & KNUPP LLP